FOURTH AMENDMENT
                       AND MODIFICATION TO LOAN AGREEMENT

     THIS FOURTH AMENDMENT AND MODIFICATION TO LOAN AGREEMENT (the "Fourth Amendment") is made effective the ___ day of December, 2000, among THE JPM COMPANY, a Pennsylvania corporation ("Borrower"), FIRST UNION NATIONAL BANK (successor by merger to CoreStates Bank, N.A.) in its capacity as agent ("Agent"), and the Lenders (hereinafter defined).

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Agent have heretofore entered into that certain Loan Agreement dated April 9, 1998 (the "Agreement") with the financial institutions signatory thereto from time to time (the "Lenders"), as amended by that certain Amendment and Modification to Loan Agreement dated December 17, 1998 (the "First Amendment"), as further amended by that certain Waiver and Second Amendment and Modification to Loan Agreement dated May 15, 2000 (the "Second Amendment"), as further amended by that certain Waiver and Third Amendment and Modification to Loan Agreement dated September 16, 2000 (the "Third Amendment") (the Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, hereinafter referred to as the "Loan Agreement"; capitalized text not otherwise defined herein shall be ascribed the meanings set forth in the Loan Agreement); and

     WHEREAS, the Borrower has requested that the Lenders extend the Contract Period, reset certain financial covenants and make certain other amendments under the Loan Agreement; and

     WHEREAS, the Lenders are willing to extend the Contract Period, reset certain financial covenants and make certain other amendments under the Loan Agreement on the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1. DEFINITIONS.

     (a) Each of the following definitions contained in Section 1 of the Loan Agreement is hereby amended and restated as follows:

     1.62 "Rate Period" shall mean for any portion of the Revolver for which the Borrower elects the LIBOR Rate, the period of time for which such rate shall apply to such principal portions. The Rate Period for the LIBOR Rate shall be for periods of one or two months only.

     (b) The following definitions are hereby added to Section 1 of the Loan Agreement in the order indicated:

     1.5E "Antrum Equipment" means all equipment of the Borrower to be relocated from the Borrower's facility in San Jose, California, to Antrum's facility in Canada.

     1.5F "Antrum Real Estate" means the real estate and commercial building owned by Antrum in Ontario, Canada.

     1.23A  "Depository  Accounts" has the meaning  assigned  thereto in Section
7.34.

     1.29B  "Equipment  Transfer"  has the meaning  assigned  thereto in Section
7.32.

     1.59A "Projections" means the projections and cash flows delivered from time to time by Borrower to Agent and Lenders pursuant to the provisions of
Section 9.2.

     2. CONTRACT PERIOD. Section 2.1(a) of the Loan Agreement is hereby amended by deleting "December 31, 2000" in the second line thereof and replacing it with "December 31, 2001" to the effect that the Contract Period shall end, and all Outstanding Credit shall be due and payable, on December 31, 2001.

     3. INTEREST RATES AND PAYMENTS.

     (a) Amended Schedule A to the Loan Agreement is hereby amended by deleting the same in its entirety and replacing it with "Second Amended Schedule A" attached to this Fourth Amendment. All references to Amended Schedule A in the Loan Agreement are hereby replaced with references to Second Amended Schedule A.

     (b) Section 3.1 of the Loan Agreement is hereby amended by deleting all amendments thereto and restating it in its entirety as it originally appeared in the Agreement.

     (c) Section 4.1 of the Loan Agreement is hereby amended by replacing it in its entirety with the following:

     4.1  Interest  Payments.  Interest on all  Swingline  Loans and interest on
Advances under the Revolver accruing at the Base Rate will be due and payable monthly, in arrears, on the first day of each calendar month after the date hereof. Interest on Advances under the Revolver accruing at the LIBOR Rate will be due and payable on the earlier to occur of (i) the last day of the Rate Period corresponding to such portion of the Revolver or (ii) the expiration of the Contract Period. All interest accruing on the Credit Facilities on and after an Event of Default or expiration of the Contract Period shall be payable ON DEMAND.

     4. MANDATORY REPAYMENTS. Section 4.2 of the Loan Agreement is hereby amended by deleting clause (b) thereof and replacing it in its entirety with the following clauses (b) and (c):

     (b)  In  addition,   Borrower  shall  make  mandatory  prepayments  of  the
Outstanding Amount from time to time as follows:

     (i) Scheduled Mandatory Prepayments. Borrower shall make mandatory prepayments of the Outstanding Amount monthly on the first day of each month, commencing January 1, 2001 and ending December 1, 2001, in the following amounts by the corresponding dates as follows:

                  Prepayment Date                    Prepayment Amount

                  January through March, 2001        $  50,000
                  April through December, 2001       $150,000

     (ii) Equipment Transfers. Immediately upon the transferee's receipt thereof, Borrower shall make mandatory prepayments of the Outstanding Amount equal to (A) one hundred percent (100%) of the aggregate net cash proceeds from the Equipment Transfer of the Antrum Equipment, and (B) one hundred percent (100%) of the aggregate net cash proceeds in excess of [$100,000], in the aggregate, from any other Equipment Transfer by Borrower or any Guarantor permitted pursuant to Section 7.32.

     (iii) Asset Dispositions. Immediately upon receipt thereof, Borrower shall make mandatory prepayments of the Outstanding Amount, in each case after deduction of the amounts permitted to be retained by Borrower pursuant to the provisions of Section 4.2(c) for any period of determination, equal to (A) one hundred percent (100%) of the aggregate net cash proceeds from the loan referred to in Section 7.33 in connection with the sale of the Antrum Real Estate, and
(B) one hundred percent (100%) of the aggregate net cash proceeds from the sale or other disposition or series of related sales or other dispositions of assets by Borrower or Guarantors permitted pursuant to Section 7.6.

     (iv) Collection Accounts. No later than 30 days after receipt thereof, the Borrower shall make mandatory prepayments of the Outstanding Amount, after deduction of the amounts permitted to be retained by Borrower pursuant to the provisions of Section 4.2(c) for any period of determination (which period of determination, for purposes of calculating the amount that Borrower is entitled to retain under Section 4.2(c), shall be the period within which the net cash proceeds are received by Borrower) equal to (A) one hundred percent (100%) of the aggregate net cash proceeds of "Active Collection Accounts" (as shown on the Projections) in excess of $500,000, in the aggregate, collected by the Borrower prior to April 1, 2001, and (B) one hundred percent (100%) of the aggregate net cash proceeds of "Active Collection Accounts" received by the Borrower after April 1, 1001.

     (c) Notwithstanding anything in Sections 4.2(b)(iii) and (iv) to the contrary, Borrower and Guarantors may retain as working capital, up to an aggregate amount not to exceed the sum of (i) $2,500,000 minus (ii) the aggregate amount retained by the Borrower pursuant to Section 4.2(b)(iv)(A), the following percentage of the amounts otherwise payable pursuant to Sections 4.2(b)(iii) and (iv) for the periods ending on the dates indicated below:

               Date                                        Percentage
                  April 1, 2001                               50%
                  July 1, 2001                                40%
                  October 1, 2001                             30%
                  Thereafter                                   0%

     5. GENERAL COVENANTS.

     (a) Section 7.6 of the Loan Agreement is hereby amended by deleting it and replacing it in its entirety as follows:

     7.6 Disposition of Assets. No Covered Person will sell, lease, transfer or otherwise dispose of all, substantially all, or any material portion of its property or assets, except for sales of inventory in the ordinary course of business; provided, however, that a Covered Person may, provided that no Event of Default exists, sell or dispose of assets if (a) done so in the ordinary course of business and the value of such assets does not exceed $25,000 individually for each such asset disposition or series of related asset dispositions or $250,000 in the aggregate, or if (b)(i) the terms and conditions of such sale (including a sale and leaseback transaction) are acceptable to the Required Lenders, and (ii) the net cash proceeds of such sale/sale and leaseback are used to make mandatory prepayments pursuant to the terms of Section
4.2(b)(iii), or if (c) the sale is of the Antrum Real Property, and (i) the terms and conditions of such sale are acceptable to the Required Lenders, and
(ii) the net cash  proceeds  of such sale are used in  accordance  with  Section
7.33.

     (b) Section 7.28 of the Loan Agreement is hereby amended by deleting it and replacing it in its entirety as follows:

     7.28  Borrower  to Own All  Inventory  and  Accounts  for Goods Sold in the
United States. From and after April 1, 2001, Borrower shall cause Antrum, Pantera and all other Foreign Subsidiaries to transfer to Borrower in consideration for appropriate intercompany debits and credits, all finished goods inventory shipped to the United States for delivery to customers in the United States, including finished goods inventory at HUB Locations, such that all finished goods inventory in the United States shall be owned by, and reflected on the books of, the Borrower. Furthermore, from and after April 1, 2001, Borrower shall cause all future sales of finished goods inventory to United States based customers to be invoiced by, and to be reflected as accounts receivable on, the books and records of Borrower.

     (b) The following additional covenants are hereby added to Article 7 of the Loan Agreement at the respective numerical locations indicated:

     7.32 Equipment Transfers. Borrower shall not, and shall not permit its Subsidiaries to, transfer any equipment of Borrower or any Guarantor which is subject to a security interest in favor of the Lenders if the effect of such transfer would be to extinguish or impair such security interest, unless any such equipment is purchased by the transferee for cash or any other form of consideration satisfactory to the Required Lenders, in each case determined as the net book value of such equipment, and the proceeds of such purchase are applied by the Borrower in accordance with Section 4.2(b)(ii) (any such transfer, an "Equipment Transfer").

     7.33 Loan By Antrum. Immediately upon receipt by Antrum of the proceeds (net of reasonable costs incurred in connection with the sale and after giving effect to the repayment of any first mortgage debt then outstanding related to such property (but prior to repayment of any debt incurred in connection with any other mortgage)) of the sale of the Antrum Real Estate, Borrower shall cause Antrum to loan such net proceeds to Borrower as intercompany debt, without reduction of the principal balance of the Antrum Note executed and delivered pursuant to the Third Amendment, such proceeds to be applied by Borrower in accordance with Section 4.2(b)(iii).

     7.34 Depository and Custodial Accounts. All existing depository and custodial accounts of Borrower and Guarantors (the "Depository Accounts") as of the date of this Fourth Amendment are set forth on Schedule 7.34 hereto. The Borrower agrees that (i) it shall execute and deliver, and cause each financial institution acting as custodian or depository to execute and deliver, as promptly as practicable, account control agreements with respect to each Depository Account in form and substance reasonably satisfactory to the Agent, and (ii) it shall not, and shall not permit any of the Guarantors to, open or maintain any other Depository Accounts without the prior written consent of the Agent.

     7.35 Projections and Business Plan. No later than January 15, 2001, the Borrower shall provide the Lenders with updated annual projections and cash flows delivered pursuant to Section 9.2, and an updated version of the business plan delivered to the Lenders at the meeting in Philadelphia on November 6, 2000, such updates to be in form satisfactory to the Required Lenders.

     6. FINANCIAL COVENANTS. Article 8 of the Loan Agreement is hereby amended by adding the following new Sections:

     8.1 Net Income. Borrower shall not permit the Net Income of Borrower and its Subsidiaries for any monthly reporting period to have a negative variance of more than $100,000 below the corresponding Net Income figure shown on the most recent Projections for such period.

     8.2 Cumulative EBITDA. Commencing with the period ending December 31, 2000, Borrower shall not permit EBITDA of the Borrower and its Subsidiaries for any consecutive three month period ending on the last day of each calendar month to be less than ninety per cent (90%) of the corresponding EBITDA figure shown on the Projections for such period.

     7. PROJECTIONS AND CASH FLOW. Section 9.2 is hereby amended by deleting the words "quarter-by-quarter" in the first sentence thereof and replacing them with the words "month-by-month".

     8. INTERIM STATEMENTS.

     (a) Section 9.3(a) of the Loan Agreement is hereby amended by moving the word "and" from the end of clause (ii) to the end of clause (iii) and by adding the following clause (iv) at the end of such Section 9.3(a):

     (iv) a detailed accounts receivable aging report by location setting forth the name, address and telephone number of each customer set forth therein and otherwise in form satisfactory to the Required Lenders.

     (b) Section 9.3(b) of the Loan Agreement is hereby amended by moving the word "and" from the end of clause (ii) to the end of clause (iii) and by adding the following clause (iv) at the end of such Section 9.3(b):

     (iv) a monthly accounts receivable aging report in form satisfactory to the Required Lenders.

     9. WAIVER OF FINANCIAL COVENANTS. Section 14.15(c) of the Loan Agreement is hereby amended by deleting it and replacing it in its entirety as follows:

     (c) Notwithstanding the provisions of subsection 14.15(a) above, Agent shall not:

     (i) without the prior written consent of the Required Lenders, enter into any written amendment of, or waive the Borrower's noncompliance with, the covenants in Sections 8.1 or 8.2, or waive any Event of Default caused by the breach of Sections 8.1 or 8.2; provided, however, that so long the outstanding Loans are held by four Lenders in the same proportions as held on the Effective Date of the Fourth Amendment, any three of the four Lenders shall constitute Required Lenders for purposes of any vote of the Lenders related to Sections 8.1 or 8.2; and

     (ii) without the prior written consent of the Required Lenders enter into any written amendment of, or waive any Obligor's noncompliance with, any other covenants of such Obligor under the Loan Documents or waive any other Event of Default under the Loan Documents.

     The provisions of this subparagraph (c) may not be amended or altered without the consent of all Lenders.

     10. COMMUNICATIONS AND NOTICES. Article 15 of the Loan Agreement is amended by replacing the address for notices of the Agent set forth in Section 15.1 in its entirety with the following:

         To Agent:                  First Union National Bank
                                    Widener Building, 4th Floor
                                    1 South Penn Square
                                    Philadelphia, PA  19107
                                    Attn:  Jill W. Akre
                                    Telecopier:  (215) 973-8783

         With copies to:            Kennedy Covington Lobdell & Hickman LLP
                                    100 North Tryon Street, Suite 4200
                                    Charlotte, NC  28202-4006
                                    Attention:  J. Michael Booe, Esquire
                                    Telecopy Number:  (704) 331-7598

     11. AMENDMENT FEE.

     (a) Borrower shall pay to Agent for the pro rata benefit of the consenting Lenders an Amendment Fee equal to $550,000, the aggregate amount of which shall be fully earned by the consenting Lenders upon execution of this Fourth
Amendment and, once paid, will be non-refundable. The Amendment Fee shall be payable by the Borrower as follows: (i) $100,000 payable upon execution of this Fourth Amendment, (ii) $100,000 payable on June 30, 2001, (iii) $100,000 payable on September 30, 2001, and (iv) an additional $250,000 payable on September 30, 2001; provided, however, that the payments referred to in clauses (ii) and (iii) shall be waived if the Outstanding Credit shall have been paid in full on or before the respective due dates for payment, and provided, further, that, in the event that the Borrower provides the Lenders with a binding commitment, in form and substance satisfactory to the Required Lenders, from a financially responsible party who is capable of performing either a refinancing of the Outstanding Credit or a purchase of the Borrower and its Subsidiaries, then, in any such event, the payment referred to in clause (iv) shall be deferred until the earlier of (x) December 31, 2001 or (y) payment in full of the Outstanding Credit.

     (b) Borrower, Agent and Lenders hereby agree that the Amendment Fee payable pursuant to the terms of the Third Amendment shall be increased to an aggregate amount equal to $1,250,000, and shall be payable in accordance with the terms of the Third Amendment on the earlier of (i) payment in full of the Outstanding Credit or (ii) the end of the Contract Period, as extended pursuant to this Fourth Amendment.

     12. COSTS AND EXPENSES. Expressly in addition to the Amendment Fee payable under Paragraph 12 above, Borrower shall pay upon the execution hereof all costs and expenses in connection with the review, negotiation, documentation and closing of this Fourth Amendment and the consummation of the transactions contemplated hereby, including, without limitation, fees, disbursements and expenses of counsel (outside or internal) retained by Agent and all Lenders, and all fees related to filings, recording of documents and searches.

     13. ADDITIONAL DOCUMENTS. Borrower covenants and agrees to execute and deliver, and to cause to be executed and delivered to Agent any and all other documents, agreements, corporate resolutions, certificates and opinions as Bank shall request in connection with the execution and delivery of this Fourth Amendment or any other documents in connection herewith.

     14. REFERENCES. All references in the Loan Documents to the "Loan Agreement" shall mean the Loan Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment. All references in the Loan Agreement and the other Loan Documents to the "Loan Documents" shall include, without limitation, the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment and any and all other instruments or agreements executed in connection with or pursuant thereto.

     15. EFFECTIVE DATE. This Fourth Amendment shall not be effective until the date (the "Effective Date") on which the Borrower has satisfied (or the Agent and the Lenders have waived in writing) each of the following conditions precedent:

     (a) Agent shall have received this Fourth Amendment duly executed by all parties hereto, together with the duly executed Fourth Amended Acknowledgment and Consent in the form annexed hereto as Exhibit A;

     (b) Agent shall have received a certificate of the Secretary or an Assistant Secretary of Borrower and each Guarantor, in form and substance satisfactory to Agent, with respect to (i) the certificate of incorporation and by-laws of Borrower and each Guarantor, (ii) the resolutions authorizing the execution, delivery and performance of this Amendment and (iii) the incumbency of officers of Borrower and each Guarantor authorized to execute and deliver this Amendment and the Fourth Amended Acknowledgment and Consent;

     (c) Agent shall have received a certificate of good standing, issued as of a recent date, with respect to Borrower and each Guarantor from its jurisdiction of incorporation;

     (d) Agent shall have received payment of the presently payable portion of Amendment Fee, as described in Paragraph 11 of this Fourth Amendment, for the ratable benefit of the Lenders consenting to this Fourth Amendment, to be distributed by Agent to the consenting Lenders in respect of the Lender's respective Pro Rata Percentage of the Maximum Amount;

     (e) Agent shall have received an opinion of Borrower's counsel, in form and substance satisfactory to Agent and its counsel, as to the due authorization, validity and enforceability of the Fourth Amendment and the Fourth Amended Acknowledgement and Consent;

     (f) Agent shall have received payment of all fees and expenses of counsel to Agent and each Lender payable pursuant to Paragraph 12 of this Fourth Amendment;

     (g)  Agent  shall  have  received  such  other   documents,   certificates,
instruments and opinions as Agent may reasonably request.

     16. RELEASE AND COVENANT NOT TO SUE. Borrower hereby releases and forever discharges the Agent, Lenders and all of their respective officers, directors, employees and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, now existing, which might be asserted against Agent or Lenders arising out of or relating to the Loan Agreement and the other Loan Documents, the indebtedness under the Amended and Restated Revolver Notes, and the lending, deposit and borrowing relationships between Borrower and Agent and Lenders, including the administration, collateralization and funding thereof. Borrower agrees never to institute or cause to be instituted any suit or proceeding of any kind against Agent, Lenders or their respective officers, directors, employees or agents on account of any claim, known or unknown, now existing, arising from or relating to the Loan Agreement and the other Loan Documents, the indebtedness under the Amended and Restated Revolver Notes or the lending, deposit and borrowing relationships between Borrower and Lenders.

     17. FURTHER AGREEMENTS AND REPRESENTATIONS. Borrower does hereby:

     (a) ratify, confirm and acknowledge that the Loan Agreement, as amended hereby, and the other Loan Documents are valid, binding and in full force and effect;

     (b) covenant and agree to perform all obligations of Borrower contained herein, in the Second Amended and Restated Revolver Notes, under the Loan Agreement, as amended, and the other Loan Documents;

     (c) acknowledge and agree that Borrower has no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Loan Documents or the enforcement of any of the terms of the Loan Agreement, as amended, the Second Amended and Restated Revolver Notes or the other Loan Documents;

     (d) acknowledge and agree that all representations and warranties of Borrower contained in the Loan Agreement and/or the other Loan Documents, as amended, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof, except as previously disclosed to the Agent in writing with respect to Section 6.6 of the Loan Agreement;

     (e) represent and warrant that no Event of Default (as defined in the Loan Agreement or any of the other Loan Documents) or event which with the giving of notice or passage of time or both would constitute such an Event of Default exists, and all information described in the recitals to this Fourth Amendment is true, accurate and complete;

     (f) acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the other Loan Documents, and does not constitute a release, termination or waiver of any existing Event of Default or of any liens, security interests, suretyship obligations, pledges, rights or remedies granted to Agent and/or Lenders therein, which liens, security interests, suretyship obligations, pledges, rights and remedies are hereby expressly ratified, confirmed, extended and continued as security for all Lender Indebtedness, including, without limitation, all obligations of Borrower to Agent and Lenders under the Loan Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment, the Second Amended and Restated Revolver Notes and the other Loan Documents; and

     (g) acknowledge and agree that Borrower's failure to comply with or perform any of its covenants, agreements or obligations contained in this Fourth Amendment shall constitute an Event of Default under the Loan Agreement and each of the Loan Documents.

     18. INCONSISTENCIES. To the extent of any inconsistency between the terms, conditions and provisions of this Fourth Amendment and the terms, conditions and provisions of the Loan Agreement or the other Loan Documents, the terms, conditions and provisions of this Fourth Amendment shall prevail. All terms, conditions and provisions of the Loan Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrower.

     19. NO WAIVER/COUNTERPARTS. Except as expressly set forth herein, nothing contained herein and no actions taken pursuant to the terms hereof are intended to, nor shall they constitute a waiver by Agent or Lenders of, any rights or remedies available to any of them at law or in equity or as provided in the Loan Agreement or the other Loan Documents. This Fourth Amendment may be executed in multiple counterparts.

     20. BINDING EFFECT. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     21. GOVERNING LAW. This Fourth Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     22. HEADINGS. The headings of the sections of this Fourth Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.

                       THE JPM COMPANY

                       By:
                       Name/Title: John H. Mathias, Chief Executive Officer

                       AGENT:
                       FIRST UNION NATIONAL BANK, as Agent

                       By:
                       Name
                       Title

                       ISSUING BANK:
                       FIRST UNION NATIONAL BANK, as Issuing Bank

                       By:
                       Name
                       Title

                       LENDERS:
                       FIRST UNION NATIONAL BANK, as Lender

                       By:
                       Name
                       Title

                       MELLON BANK, N.A.

                       By:
                       Name
                       Title

                       BANK OF AMERICA, N.A.
                       By:
                       Name
                       Title

                       PNC BANK, NATIONAL ASSOCIATION
                       By:
                       Name
                       Title



                            SECOND AMENDED SCHEDULE A
                                       to
                                Fourth Amendment


Borrower's Funded           Applicable Base        Applicable LIBOR    Usage Fee
Debt/EBITDA*                   Rate Margin             Rate Margin
<2.00 to 1.00                     1.0%                      3.0%         0.250%

2.00 to 1.00                     1.0%                      3.0%          0.250%
but <2.50 to 1.00

>2.50 to 1.00                     1.0%                      3.0%         0.375%
but <3.00 to 1.00

>3.00 to 1.00                     1.0%                      3.0%         0.375%
but <3.25 to 1.00

>3.25 to 1.0                      1.0%                      3.0%         0.500%
but <3.50 to 1.00

>3.50 to 1.00                     1.0%                      3.0%         0.500%
but <4.00 to 1.00

>4.00 to 1.00                     1.0%                      3.0%         0.500%
but <4.50 to 1.00

>4.50 to 1.00                     1.0%                      3.0%         0.500%



* Funded Debt/EBITDA means, as of the end of each fiscal quarter of Borrower and determined for the 12-month period then ended, (a) total funded debt of Borrower and its Subsidiaries for such period (Indebtedness for borrowed money plus Capitalized Lease Obligations), divided by (b) EBITDA for such period; all calculated on a Consolidated Basis and in accordance with GAAP.